Exhibit 99.1 U.S. CONCRETE ANNOUNCES ITS FULL YEAR 2017 AND FOURTH QUARTER RESULTS EULESS, TEXAS – March 1, 2018 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading producer of ready-mixed concrete in select major markets across the United States, today reported results for its full year 2017 and the quarter ended December 31, 2017. Full Year 2017 Highlights Compared to Full Year 2016 • Consolidated revenue increased 14.4% to $1.3 billion • Ready-mixed concrete average sales price improved 3.5% to $134.86 per cubic yard • Aggregate products average sales price increased 7.9% to $12.92 per ton • Net income attributable to U.S. Concrete per diluted share of $1.53 compared to $0.55 • Income from continuing operations of $26.3 million compared to $9.6 million • Adjusted Net Income from Continuing Operations per Diluted Share1 of $2.98 compared to $2.86 • Total Adjusted EBITDA1 increased 20.3% to $192.3 million • Generated net cash provided by operating activities of $94.8 million and Adjusted Free Cash Flow1 of $55.6 million Fourth Quarter 2017 Highlights Compared to Fourth Quarter 2016 • Consolidated revenue increased 7.1% to $341.4 million • Ready-mixed concrete average sales price improved 1.3% to $133.96 per cubic yard • Ready-mixed concrete material spread per cubic yard increased 1.7% from $65.12 to $66.24 • Aggregate products average sales price increased 9.2% to $13.73 per ton • Generated net cash provided by operating activities of $10.6 million and Adjusted Free Cash Flow1 of $3.0 million 1 Adjusted Net Income from Continuing Operations per Diluted Share, Total Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to the reconciliations and other information at the end of this press release. FULL YEAR 2017 RESULTS COMPARED TO FULL YEAR 2016 RESULTS Consolidated revenue for 2017 increased 14.4% to $1.3 billion, versus $1.2 billion in the prior year driven by higher volume and pricing both organically and from acquisitions in 2016 and 2017, in both ready-mixed concrete and aggregate products. Revenue from the ready-mixed concrete segment increased $152.0 million, or 14.3%, for 2017 compared to the prior year. Aggregate products revenue increased $14.3 million, or 18.8%, for 2017 compared to the prior year.

2 For 2017, net income attributable to U.S. Concrete was $25.5 million compared to $8.9 million for 2016. For 2017, income from continuing operations was $26.3 million compared to $9.6 million for 2016. For 2017, Total Adjusted EBITDA of $192.3 million was $32.5 million greater than the $159.8 million in 2016. In 2017, ready-mixed concrete segment Adjusted EBITDA increased by $28.3 million to $185.8 million compared to the prior year. In 2017, aggregate products segment Adjusted EBITDA increased by $5.4 million to $27.2 million compared to the prior year. FOURTH QUARTER 2017 RESULTS COMPARED TO FOURTH QUARTER 2016 RESULTS Consolidated revenue increased 7.1% to $341.4 million for the fourth quarter of 2017, compared to $318.8 million in the fourth quarter of 2016. Revenue from the ready-mixed concrete segment increased $13.4 million, or 4.6%, driven by volume and pricing increases both organically and from acquisitions in 2016 and 2017. The Company’s ready-mixed concrete sales volume was 2.3 million cubic yards for the quarter, up 3.3% year-over-year. Ready-mixed concrete average sales price per cubic yard increased $1.71, or 1.3%, to $133.96 compared to $132.25 in the prior year fourth quarter. Ready-mixed concrete material spread per cubic yard increased 1.7% from $65.12 to $66.24. Ready-mixed concrete backlog at the end of 2017 was approximately 7.9 million cubic yards, up 7.6% compared to the end of the prior year. Aggregate products sales volume was 1.9 million tons, up 41.4% year-over-year. Aggregate products average sales price increased 9.2% to $13.73 per ton. For the 2017 fourth quarter, operating income decreased $24.1 million to an operating loss of $0.3 million including the impact of a non-cash $5.8 million goodwill impairment charge related to our U.S. Virgin Islands operations resulting from the uncertainty associated with the recovery following the hurricanes. The resulting operating margin was (0.1)% compared to 7.5% in the fourth quarter of 2016. On a non-GAAP basis, our consolidated Adjusted Gross Profit decreased $9.4 million to $61.5 million, with an Adjusted Gross Margin of 18.0% compared to 22.2% in the prior year fourth quarter. Operating income and Adjusted Gross Profit were negatively impacted by a $5.0 million increase to our self-insurance reserves year-over-year. Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. Please refer to the reconciliations and other information at the end of this press release. Selling, general and administrative (“SG&A”) expenses were $33.2 million in the 2017 fourth quarter compared to $28.6 million in the prior year fourth quarter. As a percentage of revenue, SG&A expenses were 9.7% in the 2017 fourth quarter, as compared to 9.0% in the prior year fourth quarter. In the 2017 fourth quarter, SG&A expenses included $5.3 million of acquisition-related professional fees. Adjusted SG&A expenses were 7.5% in the 2017 fourth quarter as compared to 8.5% in the prior year fourth quarter. For the 2017 fourth quarter, loss from continuing operations was $2.8 million, as compared to $15.4 million in the 2016 fourth quarter. Total Adjusted EBITDA of $43.6 million in the 2017 fourth quarter decreased $2.5 million compared to the prior year fourth quarter. Ready-mixed concrete segment Adjusted EBITDA decreased $4.7 million to $41.0 million in the 2017 fourth quarter primarily due to the negative impact of increased self-insurance reserves. Aggregate products Adjusted EBITDA of $8.3 million in the 2017 fourth quarter increased $1.6 million compared to the prior year fourth quarter.

3 Total Adjusted EBITDA is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. For the fourth quarter of 2017, net loss attributable to U.S. Concrete was $3.1 million, or $0.19 per diluted share, compared to $15.6 million, or $1.01 per diluted share, in the fourth quarter of 2016. Adjusted Net Income from Continuing Operations was $8.2 million, or $0.50 per diluted share, in the 2017 fourth quarter, compared to $13.4 million, or $0.82 per diluted share in the prior year fourth quarter, including the impact of a normalized tax rate of 40% in both periods. Adjusted Net Income from Continuing Operations excludes a non-cash derivative loss of $26.4 million during the fourth quarter of 2016 related to the Company's warrants that expired on August 31, 2017. Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations Per Diluted Share are non-GAAP financial measures. Please refer to the reconciliations and other information at the end of this press release. MANAGEMENT COMMENTARY William J. Sandbrook, President, Chief Executive Officer and Vice Chairman of U.S. Concrete, stated, “We completed another exciting and opportunistic year, reaching new highs in volumes, revenue and profit driven by solid growth both organically and through acquisitions. For the full year 2017, total revenue of $1.3 billion increased 14.4% from the prior year and Adjusted EBITDA increased 20.3% to $192.3 million. We continue to capitalize on opportunities that leverage our market strength and operational efficiencies as evidenced by our sixth straight year of Adjusted EBITDA margin expansion. We are particularly proud of our performance in light of significant weather headwinds in every quarter of 2017 within our various regions. For the fourth quarter of 2017, our ready-mixed concrete segment achieved year-over-year volume and average sales price growth of 3.3% and 1.3%, respectively. Our leadership position in our markets enabled us to achieve our 27th straight quarter of year-over-year ready-mixed concrete price increases to $133.96 per cubic yard. We also continue to improve average selling prices for our aggregate products, achieving a 9.2% year-over-year increase in the fourth quarter of 2017." Mr. Sandbrook concluded, “We are very pleased that we continue to drive superior execution of our strategy and achieve high levels of operational excellence. The underlying demand trends in all of our major markets continue to be positive. Overall, the economic fundamentals across our markets are very positive and with the recently passed tax reform and pre-cursor to a potential infrastructure bill, we remain optimistic about the overall economy and construction industry. Our ready-mixed concrete backlog and existing acquisition pipeline continue to provide excellent opportunities for continued growth." BALANCE SHEET AND LIQUIDITY Net cash provided by operating activities in the fourth quarter of 2017 was $10.6 million compared to $23.6 million in the prior year fourth quarter. The Company’s Adjusted Free Cash Flow in the fourth quarter of 2017 was $3.0 million compared to $17.6 million in the prior year fourth quarter. Adjusted Free Cash Flow is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release.

4 At December 31, 2017, the Company had cash and cash equivalents of $22.6 million and total debt of $693.3 million, resulting in Net Debt of $670.7 million. Net Debt increased by $297.1 million from December 31, 2016, primarily as a result of our Polaris acquisition in the 2017 fourth quarter. The Company had $206.4 million of unused availability under its revolving credit facility as of December 31, 2017. Net Debt is a non-GAAP financial measure. Please refer to the reconciliation and other information at the end of this press release. CONFERENCE CALL AND WEBCAST DETAILS U.S. Concrete will host a conference call on Thursday, March 1, 2018 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time), to review its full year and fourth quarter 2017 results. To participate in the call, please dial toll-free (877) 312-8806 (International (253) 237-1166) – Conference ID: 2498559 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A live webcast will be available on the Investor Relations section of the Company's website at www.us-concrete.com. Please visit the website at least 15 minutes before the call begins to register and download and install any necessary audio software. A replay of the conference call and archive of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website at www.us-concrete.com. ABOUT U.S. CONCRETE U.S. Concrete serves the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 163 standard ready-mixed concrete plants, 17 volumetric ready-mixed concrete facilities, and 18 producing aggregates facilities. During 2017, U.S. Concrete sold approximately 9.0 million cubic yards of ready-mixed concrete and approximately 6.2 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the expansion of the business; the opportunities and results of our acquisitions; the prospects for growth in new and existing markets; encouraging nature of volume and pricing increases; the business levels of our existing markets; ready-mixed concrete backlog; ability to maintain our cost structure and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; results of litigation; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well

5 as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2017, to be filed on March 1, 2018. (Tables Follow)

6 U.S. CONCRETE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) Three Months Ended December 31, Twelve Months Ended December 31, 2017 2016 2017 2016 (Unaudited) Revenue $ 341,352 $ 318,777 $ 1,336,039 $ 1,168,160 Cost of goods sold before depreciation, depletion and amortization 278,277 247,887 1,056,605 922,338 Selling, general and administrative expenses 33,161 28,572 119,234 100,019 Depreciation, depletion and amortization 18,996 16,057 67,798 54,852 Change in value of contingent consideration 5,863 2,900 7,910 5,225 Impairment of goodwill and other assets 5,590 — 6,238 — Gain on sale of assets, net (198) (400) (694) (1,416) Operating income (loss) (337) 23,761 78,948 87,142 Interest expense, net 10,895 7,776 41,957 27,709 Derivative loss — 26,368 791 19,938 Loss on extinguishment of debt — — 60 12,003 Other expense (income), net 29 (1,825) (2,562) (3,237) Income (loss) from continuing operations before income taxes (11,261) (8,558) 38,702 30,729 Income tax expense (benefit) (8,418) 6,834 12,436 21,151 Income (loss) from continuing operations (2,843) (15,392) 26,266 9,578 Loss from discontinued operations, net of taxes (106) (199) (630) (717) Net income (loss) (2,949) (15,591) 25,636 8,861 Less: Net income attributable to non-controlling interest (124) — (124) — Net income (loss) attributable to U.S. Concrete $ (3,073) $ (15,591) $ 25,512 $ 8,861 Basic income (loss) per share attributable to U.S. Concrete: Income (loss) from continuing operations $ (0.18) $ (1.00) $ 1.64 $ 0.63 Loss from discontinued operations, net of taxes (0.01) (0.01) (0.04) (0.04) Net income (loss) per share attributable to U.S. Concrete - basic $ (0.19) $ (1.01) $ 1.60 $ 0.59 Diluted income (loss) per share attributable to U.S. Concrete: Income (loss) from continuing operations $ (0.18) $ (1.00) $ 1.57 $ 0.59 Loss from discontinued operations, net of taxes (0.01) (0.01) (0.04) (0.04) Net income (loss) per share attributable to U.S. Concrete - diluted $ (0.19) $ (1.01) $ 1.53 $ 0.55 Weighted average shares outstanding: Basic 16,405 15,457 15,911 15,098 Diluted 16,405 15,457 16,642 16,226

7 U.S. CONCRETE, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands) December 31, 2017 December 31, 2016 ASSETS Current assets: Cash and cash equivalents $ 22,581 $ 75,774 Trade accounts receivable, net 214,221 207,292 Inventories 48,085 41,979 Prepaid expenses 5,297 5,534 Other receivables 19,191 8,691 Other current assets 2,310 2,019 Total current assets 311,685 341,289 Property, plant and equipment, net 636,268 337,412 Goodwill 204,731 133,271 Intangible assets, net 118,123 130,973 Other assets 5,327 2,457 Total assets $ 1,276,134 $ 945,402 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 117,070 $ 110,694 Accrued liabilities 65,420 76,514 Current maturities of long-term debt 25,951 16,654 Derivative liabilities — 57,415 Total current liabilities 208,441 261,277 Long-term debt, net of current maturities 667,385 432,644 Other long-term obligations and deferred credits 93,341 54,996 Deferred income taxes 4,825 7,656 Total liabilities 973,992 756,573 Commitments and contingencies Equity: Preferred stock — — Common stock 18 17 Additional paid-in capital 319,016 249,832 Accumulated deficit (13,784) (39,296) Treasury stock, at cost (24,799) (21,724) Total shareholders' equity 280,451 188,829 Non-controlling interest 21,691 — Total equity 302,142 188,829 Total liabilities and equity $ 1,276,134 $ 945,402

8 U.S. CONCRETE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) Twelve Months Ended December 31, 2017 2016 CASH FLOWS FROM OPERATING ACTIVITIES: Net income including non-controlling interest $ 25,636 $ 8,861 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, depletion and amortization 67,798 54,852 Amortization of debt issuance costs 1,962 1,845 Loss on extinguishment of debt 60 12,003 Amortization of discount on long-term incentive plan and other accrued interest 651 593 Amortization of premium on long-term debt (1,551) — Change in value of contingent consideration 7,910 5,225 Derivative loss 791 19,938 Net gain on disposal of assets (694) (1,416) Deferred income taxes (3,381) 16,786 Provision for doubtful accounts and customer disputes 4,632 2,966 Stock-based compensation 8,285 7,099 Impairments of goodwill and other assets 6,238 — Unrealized foreign exchange loss 299 — Changes in assets and liabilities, excluding effects of acquisitions: Accounts receivable (5,757) (25,588) Inventories 611 (3,749) Prepaid expenses and other current assets (2,806) (2,342) Other assets and liabilities 2,649 2,171 Accounts payable and accrued liabilities (18,506) 16,667 Net cash provided by operating activities 94,827 115,911 CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of property, plant and equipment (42,727) (40,425) Payments related to acquisitions, net of cash acquired (295,071) (127,927) Proceeds from sale of property, plant and equipment 2,059 2,744 Proceeds from disposal of acquired businesses 1,445 1,565 Insurance proceeds from property loss claim — 1,348 Net cash used in investing activities (334,294) (162,695) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from revolver borrowings 54,422 128,904 Repayments of revolver borrowings (45,422) (173,904) Proceeds from issuance of debt 211,500 400,000 Repayments of debt — (200,000) Premium paid on early retirement of debt — (8,500) Proceeds from exercise of warrants and stock options 2,695 348 Payments of other long-term obligations (9,008) (4,679) Payments for other financing (20,317) (13,433) Debt issuance costs (4,493) (7,824) Other treasury share purchases (3,075) (2,857) Other proceeds — 578 Net cash provided by financing activities 186,302 118,633 EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS (28) — NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS (53,193) 71,849 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 75,774 3,925 CASH AND CASH EQUIVALENTS AT END OF PERIOD $ 22,581 $ 75,774

SEGMENT FINANCIAL INFORMATION

Our two reportable segments consist of ready-mixed concrete and aggregate products. Our chief operating decision maker evaluates segment performance and allocates resources based on Adjusted EBITDA. The following tables set forth certain unaudited financial information relating to our continuing operations by reportable segment (in thousands, except average sales price amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2017	2016	2017	2016
Revenue:				
Ready-mixed concrete				
Sales to external customers	$ 303,882	$ 290,512	$ 1,213,027	$ 1,060,991
Aggregate products				
Sales to external customers	17,486	10,909	49,791	41,665
Intersegment sales	11,630	9,028	40,874	34,669
Total aggregate products	29,116	19,937	90,665	76,334
Total reportable segment revenue	332,998	310,449	1,303,692	1,137,325
Other products and eliminations	8,354	8,328	32,347	30,835
Total revenue	$ 341,352	$ 318,777	$ 1,336,039	$ 1,168,160
Reportable Segment Adjusted EBITDA				
Ready-mixed concrete Adjusted EBITDA	$ 41,008	$ 45,725	$ 185,785	$ 157,534
Aggregate products Adjusted EBITDA	$ 8,273	$ 6,651	$ 27,162	$ 21,731

	Three Months Ended December 31,		Increase	Twelve Months Ended December 31,		Increase
	2017	2016	%	2017	2016	%
Ready-Mixed Concrete						
Average sales price per cubic yard	$ 133.96	$ 132.25	1.3%	$ 134.86	$ 130.35	3.5%
Sales volume in cubic yards	2,265	2,193	3.3%	8,984	8,122	10.6%
Aggregate Products						
Average sales price per ton	$ 13.73	$ 12.57	9.2%	$ 12.92	$ 11.97	7.9%
Sales volume in tons	1,920	1,358	41.4%	6,197	5,563	11.4%

9

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Total Adjusted EBITDA and Total Adjusted EBITDA Margin

Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our income (loss) from continuing operations, excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense, loss on extinguishment of debt, derivative loss, non-cash change in revaluation of contingent consideration, impairment of goodwill and other assets, hurricane-related losses, quarry dredge costs for specific event, purchase accounting adjustments for inventory, certain foreign currency losses resulting from Polaris acquisition, non-cash stock compensation expense, acquisition-related professional fees, and officer transition expenses. Acquisition-related professional fees consists of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and does not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) from continuing operations (in thousands).

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2017	2016	2017	2016
Total Adjusted EBITDA Reconciliation				
Income (loss) from continuing operations	$ (2,843)	$ (15,392)	$ 26,266	$ 9,578
Add: Income tax expense (benefit)	(8,418)	6,834	12,436	21,151
Income (loss) from continuing operations before income taxes	(11,261)	(8,558)	38,702	30,729
Add: Depreciation, depletion and amortization	18,996	16,057	67,798	54,852
Add: Interest expense, net	10,895	7,776	41,957	27,709
Add: Loss on extinguishment of debt	—	—	60	12,003
Add: Derivative loss	—	26,368	791	19,938
Add: Non-cash change in revaluation of contingent consideration	5,863	2,900	7,910	5,225
Add: Impairment of goodwill and other assets	5,590	—	6,238	—
Add: Hurricane-related losses	1,792	—	3,038	—
Add: Quarry dredge costs for specific event	1,215	—	3,390	—
Add: Purchase accounting adjustments for inventory	1,287	—	1,287	—
Add: Foreign currency losses resulting from Polaris acquisition	1,949	—	1,949	—
Add: Non-cash stock compensation expense	1,762	1,421	8,285	7,099
Add: Acquisition-related professional fees	5,264	121	10,132	2,250
Add: Officer transition expenses	200	—	784	—
Total Adjusted EBITDA	$ 43,552	$ 46,085	$ 192,321	$ 159,805
Income (loss) from continuing operations margin	(0.8)%	(4.8)%	2.0%	0.8%
Total Adjusted EBITDA Margin	12.8 %	14.5 %	14.4%	13.7%

10

11 Adjusted Gross Profit and Adjusted Gross Margin Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. We define Adjusted Gross Profit as our operating income (loss), excluding the impact of depreciation, depletion and amortization ("DD&A"), selling, general and administrative expenses, change in revaluation of contingent consideration, hurricane-related losses in cost of goods sold ("COGS") before DD&A, purchase accounting adjustments for inventory, quarry dredge costs for specific event, and loss (gain) on disposal of assets, net. We define Adjusted Gross Margin as the amount determined by dividing Adjusted Gross Profit by total revenue. We have included Adjusted Gross Profit and Adjusted Gross Margin herein because they are widely used by investors for valuing and comparing our financial performance from period to period. We also use Adjusted Gross Profit and Adjusted Gross Margin to monitor and compare the financial performance of our operations. Adjusted Gross Profit and Adjusted Gross Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, which is operating income (in thousands). Three Months Ended Twelve Months Ended December 31, December 31, 2017 2016 2017 2016 Adjusted Gross Profit Reconciliation Operating income (loss) $ (337) $ 23,761 $ 78,948 $ 87,142 Add: Depreciation, depletion and amortization 18,996 16,057 67,798 54,852 Add: Selling, general and administrative expenses 33,161 28,572 119,234 100,019 Add: Non-cash change in revaluation of contingent consideration 5,863 2,900 7,910 5,225 Add: Hurricane-related losses in COGS before DD&A 1,519 — 2,399 — Add: Purchase accounting adjustments for inventory 1,287 — 1,287 — Add: Quarry dredge costs for specific event 1,215 — 3,390 — Less: Gain on disposal of assets, net (198) (400) (694) (1,416) Adjusted Gross Profit (non-GAAP) $ 61,506 $ 70,890 $ 280,272 $ 245,822 Operating income margin (0.1)% 7.5% 5.9% 7.5% Adjusted Gross Margin (non-GAAP) 18.0% 22.2% 21.0% 21.0%

12 Adjusted SG&A and Adjusted SG&A as a Percentage of Revenue Adjusted selling, general and administrative (“SG&A”) and Adjusted SG&A as a percentage of revenue are non-GAAP financial measures. We define Adjusted SG&A as selling, general and administrative expenses, excluding the impact of non-cash stock compensation expense, acquisition-related professional fees, hurricane-related losses and officer transition expenses. We define Adjusted SG&A as a percentage of revenue as Adjusted SG&A divided by total revenue. We have included Adjusted SG&A and Adjusted SG&A as a percentage of revenue herein because they are used by investors to compare our SG&A leverage with the performance of other building materials companies. We use Adjusted SG&A and Adjusted SG&A as a percentage of revenue to monitor and compare the financial performance of our operations. Adjusted SG&A and Adjusted SG&A as a percentage of revenue are not intended to be used as an alternative to any measure of our performance under GAAP. The following table reconciles Adjusted SG&A to the most directly comparable GAAP financial measure, which is SG&A (in thousands). Three Months Ended Twelve Months Ended December 31, December 31, 2017 2016 2017 2016 Adjusted SG&A Selling, general and administrative expenses $ 33,161 $ 28,572 $ 119,234 $ 100,019 Less: Non-cash stock compensation expense (1,762) (1,421) (8,285) (7,099) Less: Acquisition-related professional fees (5,264) (121) (10,132) (2,250) Less: Hurricane-related losses (273) — (273) — Less: Officer transition expenses (200) — (784) — Adjusted SG&A (non-GAAP) $ 25,662 $ 27,030 $ 99,760 $ 90,670 SG&A as a percentage of revenue 9.7% 9.0% 8.9% 8.6% Adjusted SG&A as a percentage of revenue (non-GAAP) 7.5% 8.5% 7.5% 7.8%

Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share

Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share are non-GAAP financial measures. We define Adjusted Net Income from Continuing Operations as net income (loss) attributable to U.S. Concrete, excluding the impact of net income attributable to non-controlling interest, loss (income) from discontinued operations, net of taxes, income tax expense (benefit), derivative loss, loss on extinguishment of debt, impairment of goodwill and other assets, purchase accounting adjustments for inventory, certain foreign currency losses resulting from our Polaris acquisition, hurricane-related losses, quarry dredge costs for specific event, non-cash stock compensation expense, acquisition-related professional fees, officer transition expenses and non-cash change in revaluation of contingent consideration. We also adjust Adjusted Net Income from Continuing Operations for a normalized effective income tax rate of 40%. We define Adjusted Net Income from Continuing Operations per Diluted Share as Adjusted Net Income from Continuing Operations on a diluted per share basis. Acquisition-related professional fees consists of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and does not include fees or expenses associated with post-closing integration of strategic acquisitions.

We have included Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share herein because they are used by investors for valuation and comparing our financial performance with the performance of other building material companies. We use Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share to monitor and compare the financial performance of our operations. Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.

The following tables reconcile (i) Adjusted Net Income from Continuing Operations to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete and (ii) Adjusted Net Income from Continuing Operations per Diluted Share to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete per diluted share (in thousands, except per share amounts).

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2017	2016	2017	2016
Adjusted Net Income from Continuing Operations Reconciliation				
Net income (loss) attributable to U.S. Concrete	$ (3,073)	$ (15,591)	$ 25,512	$ 8,861
Add: Net income attributable to non-controlling interest	124	—	124	—
Add: Loss from discontinued operations, net of taxes	106	199	630	717
Add: Income tax expense (benefit)	(8,418)	6,834	12,436	21,151
Income (loss) from continuing operations before income taxes	(11,261)	(8,558)	38,702	30,729
Add: Derivative loss	—	26,368	791	19,938
Add: Loss on extinguishment of debt	—	—	60	12,003
Add: Impairment of goodwill and other assets	5,590	—	6,238	—
Add: Purchase accounting adjustments for inventory	1,287	—	1,287	—
Add: Foreign currency losses resulting from Polaris acquisition	1,949	—	1,949	—
Add: Hurricane-related losses	1,792	—	3,038	—
Add: Quarry dredge costs for specific event	1,215	—	3,390	—
Add: Non-cash stock compensation expense	1,762	1,421	8,285	7,099
Add: Acquisition-related professional fees	5,264	121	10,132	2,250
Add: Officer transition expenses	200	—	784	—
Add: Non-cash change in revaluation of contingent consideration	5,863	2,900	7,910	5,225
Adjusted income from continuing operations before income taxes	13,661	22,252	82,566	77,244
Less: Normalized income tax expense(1)	5,464	8,901	33,026	30,898
Adjusted Net Income from Continuing Operations (non-GAAP)	$ 8,197	$ 13,351	$ 49,540	$ 46,346

(1) Assumes a normalized effective tax rate of 40% in all periods.

13

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
Adjusted Net Income from Continuing Operations per Diluted Share Reconciliation				
Net income (loss) attributable to U.S. Concrete per diluted share	$ (0.19)	$ (1.01)	$ 1.53	$ 0.55
Add: Net income attributable to non-controlling interest	0.01	—	0.01	—
Add: Loss from discontinued operations, net of taxes per diluted share	0.01	0.01	0.04	0.04
Add: Income tax expense (benefit) per diluted share	(0.52)	0.45	0.75	1.30
Income (loss) from continuing operations before income taxes per diluted share	(0.69)	(0.55)	2.33	1.89
Add: Impact of derivative loss	—	1.61	0.05	1.23
Add: Impact of loss on extinguishment of debt	—	—	—	0.74
Add: Impact of impairment of goodwill and other assets	0.34	—	0.37	—
Add: Impact of purchase accounting adjustments for inventory	0.08	—	0.08	—
Add: Impact of foreign currency losses resulting from Polaris acquisition	0.12	—	0.12	—
Add: Impact of hurricane-related losses	0.11	—	0.18	—
Add: Impact of quarry dredge costs for specific event	0.07	—	0.20	—
Add: Impact of non-cash stock compensation expense	0.11	0.09	0.50	0.44
Add: Impact of acquisition-related professional fees	0.32	0.01	0.61	0.14
Add: Impact of officer transition expenses	0.01	—	0.05	—
Add: Impact of non-cash change in value of contingent consideration	0.36	0.18	0.47	0.32
Adjusted income from continuing operations before income taxes	0.83	1.36	4.96	4.76
Less: Normalized income tax expense(1)	0.33	0.54	1.98	1.90
Adjusted Net Income from Continuing Operations per Diluted Share (non-GAAP)(2)	$ 0.50	$ 0.82	$ 2.98	$ 2.86

(1) Assumes a normalized effective tax rate of 40% in all periods.
(2) Net loss per diluted share for the three months ended December 31, 2017 and 2016 excludes common stock equivalents of 0.1 million and 0.9 million shares, respectively, from our restricted stock, restricted stock units, options and warrants as their impact is anti-dilutive based on the loss from continuing operations for the period; however, these common stock equivalents are included in Adjusted Net Income from Continuing Operations per Diluted Share.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less capital expenditures, plus proceeds from the sale of property, plant and equipment, proceeds from disposal of acquired businesses and insurance proceeds from property loss claim. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities (in thousands).

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016
Adjusted Free Cash Flow Reconciliation				
Net cash provided by operating activities	$ 10,581	$ 23,621	$ 94,827	$ 115,911
Less: Capital expenditures	(8,743)	(9,384)	(42,727)	(40,425)
Add: Proceeds from the sale of property, plant and equipment	1,056	824	2,059	2,744
Add: Proceeds from the disposal of acquired businesses	140	1,190	1,445	1,565
Add: Insurance proceeds from property loss claim	—	1,348	—	1,348
Adjusted Free Cash Flow (non-GAAP)	$ 3,034	$ 17,599	$ 55,604	$ 81,143

14

15 Net Debt Net Debt is a non-GAAP financial measure. We define Net Debt as total debt, including current maturities and capital lease obligations, less cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. We use Net Debt to monitor and compare our financial position from period to period. However, Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table reconciles Net Debt to the most directly comparable GAAP financial measure, which is total debt, including current maturities and capital lease obligations (in thousands). As of As of December 31, 2017 December 31, 2016 Net Debt Reconciliation Total debt, including current maturities and capital lease obligations $ 693,336 $ 449,298 Less: cash and cash equivalents 22,581 75,774 Net Debt $ 670,755 $ 373,524 Net Debt to Total Adjusted EBITDA Net Debt to Total Adjusted EBITDA is a non-GAAP financial measure. We define Net Debt to Total Adjusted EBITDA as Net Debt divided by Total Adjusted EBITDA for the applicable last twelve-month period. We believe that Net Debt to Total Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Net Debt to Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table presents our calculation of Net Debt to Total Adjusted EBITDA and the most directly comparable GAAP ratio, which is total debt to last twelve months ("LTM") income from continuing operations (in thousands). For an explanation and reconciliation of Total Adjusted EBITDA, see page 9 of this release. Twelve Month Period January 1, 2017 to December 31, 2017 Total Adjusted EBITDA $ 192,321 Net Debt $ 670,755 Total debt to income from continuing operations 26.40x Net Debt to Total Adjusted EBITDA as of December 31, 2017 3.49x Contact: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com